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          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
/ /       Preliminary proxy statement
/ /       Definitive proxy statement
/X/       Definitive additional materials
/ /       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NEWMONT GOLD COMPANY
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                (Name of Registrant as Specified in its Charter)

                              NEWMONT GOLD COMPANY
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/       $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transactions applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11:(1)
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(4) Proposed maximum aggregate value of transaction:
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/X/   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
     $125
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(2) Form, schedule or registration statement no.:
     Preliminary Proxy Statement on Schedule 14A
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(3) Filing party:
     Newmont Gold Company
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(4) Date filed:
     December 23, 1993
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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
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                              NEWMONT GOLD COMPANY
                              1700 LINCOLN STREET
                             DENVER, COLORADO 80203

                                                                   March 4, 1994

TO OUR STOCKHOLDERS:

     As indicated in the enclosed supplement to the Proxy Statement (the "Proxy Statement") of Newmont Gold Company (the "Company") pertaining to the Special Meeting of Stockholders of the Company scheduled for March 18, 1994, Newmont Mining Corporation ("Newmont Mining"), the Company and the members of the Board of Directors of the Company have agreed in principle to settle certain stockholder litigation challenging, among other things, the proposed transaction between the Company and Newmont Mining (as described in the Proxy Statement, the "Transaction"). This litigation was described in the section entitled "Stockholder Litigation" in the Proxy Statement.

     Your Board of Directors continues to believe that the claims asserted by the plaintiffs in this litigation are without merit, but have agreed to enter into the settlement solely to avoid the burdens and expense of further protracted litigation. Under the terms of the proposed settlement, if the Transaction is approved by a majority vote of the minority stockholders and the Delaware Court enters a final judgment finding the terms of the settlement fair and reasonable, all stockholders of record of the Company (other than the defendants) as of January 21, 1994 (the record date for voting with respect to the proposed Transaction) will receive a special payment of 6 1/2 cents per share. Please review the enclosed Supplement to Proxy Statement for a more complete description of the proposed settlement and current status of the litigation.

     Under the circumstances, your Board of Directors believes that the proposed settlement is in the best interests of the Company and its stockholders. You are encouraged to read the enclosed Supplement to Proxy Statement in its entirety for more details related to the settlement discussed above.

     If you have not returned the proxy previously sent to you to vote at the Special Meeting on March 18, 1994, please do so immediately. Your vote is important. The Board of Directors of the Company, based on the unanimous recommendation of an independent Special Committee of the Board established for the purpose of considering the Transaction, has unanimously approved the proposed Transaction and unanimously recommends that you vote for the Transaction and the proposed amendment to the Company's Certificate of Incorporation.

                                                Sincerely,

                                                RONALD C. CAMBRE

                                                RONALD C. CAMBRE
                                         Vice Chairman and Chief Executive
                                         Officer
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                              NEWMONT GOLD COMPANY
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             SUPPLEMENT TO PROXY STATEMENT DATED FEBRUARY 16, 1994

     The following information supplements, and should be read in conjunction with, the section entitled "Stockholder Litigation" in the Proxy Statement dated February 16, 1994 (the "Proxy Statement") sent to the stockholders of Newmont Gold Company (the "Company") on February 17, 1994. Unless otherwise noted below, the defined terms used in this Supplement to Proxy Statement have the meanings assigned to those terms in the Proxy Statement.

     As discussed in the Proxy Statement, on January 13 and 19, 1994, respectively, two identical actions, both of which purported to be stockholder derivative actions, were commenced in the Court of Chancery for the State of Delaware (the "Court") by alleged stockholders of the Company (collectively, the "Plaintiffs"). The original defendants in the actions were Newmont Mining and the members of the Company's Board of Directors (collectively, the "Original Defendants"). The separate actions were consolidated on February 17, 1994 (the "Action").

     Following receipt of preliminary proxy materials and certain discovery, the Plaintiffs suggested, and the Company agreed to include, certain disclosures in the Proxy Statement relating to the proposed Transaction. The Plaintiffs also filed an amended complaint asserting claims for injunctive relief and for damages against the Original Defendants and the Company (collectively, the "Defendants") on behalf of a class of the Company's stockholders (other than the Original Defendants) as of January 21, 1994, the record date for voting with respect to the proposed Transaction, and their successors in interest. In addition to alleging that certain of the disclosures in the Proxy Statement were inadequate, the amended complaint claims that consummation of the proposed Transaction would be unfair to the minority stockholders of the Company and a breach of fiduciary duty by the Defendants.

     On March 4, 1994, following further discovery, the parties reached an agreement in principle to settle all claims asserted in the Action (as described below, the "Settlement"). Under that agreement, the essential terms of which are set forth in a Memorandum of Understanding dated March 4, 1994, the parties have agreed to certification of a class for settlement purposes only consisting of all holders of record of NGC Common Stock (other than Newmont Mining, the individual Defendants, members of their immediate families and their legal representatives, heirs, successors or assigns) as of January 21, 1994 (collectively, the "Settlement Class") and their successors in interest.

     The parties intend to submit the Settlement to the Court on or before April 18, 1994 and to use their best efforts to obtain final Court approval of the Settlement. Upon submission of the Settlement to the Court, the parties have agreed to request jointly the entry of an order (i) certifying the class for settlement purposes; (ii) approving a form of notice to be sent to all members of the Settlement Class describing the terms of the Settlement; (iii) scheduling a hearing with respect to the fairness and reasonableness of the Settlement; and
(iv) staying all proceedings in the Action (except for proceedings related to the Settlement) and, if appropriate, staying or enjoining the commencement of any other action on behalf of the Company or by any member of the Settlement Class relating to or arising out of or in connection with any of the claims, transactions, disclosures, facts, matters or occurrences referred to in the amended complaint in the Action, pending the hearing and final Court approval of the Settlement.

     Under the terms of the Settlement, the Company has agreed to make to all members of the Settlement Class who were stockholders of record on January 21, 1994 a special payment of 6 1/2 cents per share, (which would be includable in the gross income of such members, although the particular tax impact on each member may vary). The Company has also agreed as part of the Settlement to pay for the costs of notice and
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administration of the Settlement. In addition, the Company has agreed to pay the
Plaintiffs' reasonable attorneys' fees and expenses in an amount to be determined by the Court, which shall not exceed $300,000. The Defendants have agreed to acknowledge that the communications and negotiations between the Plaintiffs' counsel and representatives of the Defendants led to the inclusion of certain additional disclosures in the Proxy Statement concerning the proposed Transaction between the Company and Newmont Mining.

     Newmont Mining, the Company and each of the members of the Board of Directors of the Company continue to believe that the claims asserted in the Action are without merit, but have agreed to settle the Action solely to avoid the expense and inconvenience of further protracted and time-consuming litigation. In particular, the Defendants have denied, and continue to deny, any wrongdoing in connection with either (i) the intercompany advances from the Company to Newmont Mining which the Plaintiffs claim were made at rates that did not approximate negotiated, arm's-length rates, thereby wasting the Company's assets, or (ii) the Transaction, which the Plaintiffs claim will not benefit the Company and will waste the Company's assets.

     The Settlement is conditioned upon, among other things, (i) the execution of a definitive settlement agreement; (ii) stockholder approval of the Transaction at the Special Meeting; (iii) final Court approval; and (iv) no other actions being filed which, in the reasonable judgment of the Defendants, would materially undermine the Defendants' rationale for settling (i.e., to eliminate the cost of further protracted litigation relating to the Transaction). If the Court, following notice and a hearing, approves the Settlement, it will be asked to enter an order and judgment providing for (a) the dismissal of the Action on the merits, and with prejudice as against the Company and members of the Settlement Class, and (b) the general release of all claims which have been or could have been asserted by the Company or any member of the Settlement Class against the Defendants relating to or arising out of or in connection with any of the claims, transactions, facts, disclosures, matters or occurrences referred to in, or which are the subject matter of, the amended complaint in the Action.

        The date of this Supplement to Proxy Statement is March 4, 1994.

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